GLOBAL REALTY DEVELOPMENT CORP. ANNOUNCES RULING
            BY SUPREME COURT OF VICTORIA RELEASING ALL PROPORTIES OF
                     AUSTRALIAN SUBSIDIARIES FROM RESTRAINT

CORAL SPRINGS, FL - (PR NEWSWIRE) - March 6, 2006 - Global Realty Development Corp. (OTCBB:GRLY), an international land development company, today announced that the Supreme Court of Victoria in Melbourne, Australia has issued an order immediately releasing all of the properties held by the Company's Australian subsidiaries from all restraints that were in effect as a result of an action being brought against a shareholder of the Company in the Supreme Court of Victoria in Melbourne, Australia. The favorable ruling, which results in the immediate turning over of all cash funds, real estate assets and the operations of the Company's Australian subsidiaries back to the Company, did not require the Company to make any payments.

About Global Realty Development Corp.

Global Realty Development Corp. is an international land development company operating through various real estate development subsidiaries. Its Australian subsidiaries include Australian Agriculture & Property Management Ltd., No. 2 Holdings Pty Ltd., and Victorian Land Development Pty Ltd. The Company is primarily engaged in the acquisition and development of real estate in Australia, and intends to pursue development projects in the United States, Mexico and the Far East.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statement of GLOBAL officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future GLOBAL actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and GLOBAL has no specific intention to update these statements.

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FOR MORE INFORMATION, PLEASE CONTACT:

Robert Kohn
(954) 509-9830